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                                                Exhibit 23(a)


                       Consent of Independent Auditors



We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Meridian National Corporation 1990 Non-Qualified and Incentive Stock Option Plan and the Amended and Restated Non-Employee Directors' Stock Option Plan of Meridian National Corporation of our report dated May 11, 1995, with respect to the consolidated financial statements of Meridian National Corporation included in its Annual Report (Form 10-K) for the year ended February 28, 1995, filed with the Securities and Exchange Commission.





                                                ERNST & YOUNG LLP


Toledo, Ohio
February 15, 1996